EXHIBIT 10.38

ENDORSEMENT AGREEMENT

THIS AGREEMENT, made and entered into as of February 12, 2009, by and between Location Based Technologies, Inc., a Nevada corporation and the principal place of business at 4999 E. La Palma Ave. Anaheim, CA 92807 (hereinafter referred to as “Company”), and John Riegger (hereinafter referred to as “Riegger”), having an address of: 13845 N. Northsight Blvd., Suite #200 Scottsdale, AZ  85260.

WITNESSETH:

WHEREAS, Riegger is recognized and widely known throughout the world as a professional golfer; and

WHEREAS, Company wishes to retain the services of Riegger as a spokesperson for Company, and Riegger wishes to provide such services to Company pursuant to the terms and conditions herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Definitions.  As used herein, the following terms shall be defined as set forth below:

(a)	“Contract Period” shall mean that period of time commencing on March 1, 2009 and concluding December 31, 2009, unless terminated sooner as provided herein.

(b)	“Contract Year” shall mean the consecutive twelve-month period commencing on any January 1 during the Contract Period.

(c)	“Contract Territory” shall mean the entire world.

(d)
“Riegger Identification” means the right to use, subject to the provisions hereof, the Riegger name, nickname, autograph, facsimile signature, photograph, likeness and image or facsimile image, and any other means of endorsement by Riegger used in connection with the advertisement and promotion of Company.

2.           Services of Riegger.  (a)  Riegger will endorse Company in part through the PocketFinder Trademark/Logo identified on Riegger’s golf bag and front of golf hat while participating in all athletic or athletic related activities, including all Nationwide Tour related events, practices, games, skill competitions, camps posing for photographs, clinics, and in autograph sessions and promotional appearances on behalf of Company, and serve as a spokesperson for Company, and render consulting and other personal services in accordance with this Section 2;

Notwithstanding the foregoing, it is understood that if Riegger participates in a special team event where there is an official uniform, then Riegger is permitted to wear such official team uniform during such event.

(b)
The logo or name of Company (the “Company Logo”) will be affixed to the staff bag and front of all golf hats worn or used by Riegger during the events listed in Section 2(a).  The placement of such logo will be approved by Riegger in advance and said logos shall be subject to the non-competing company logos Riegger is required to endorse.  It is agreed that the size and style of the Company Logo will be mutually agreed upon in advance.  Company agrees that it is entirely responsible for, and the cost of, affixing the Company Logo on such golf hats and golf bag.

3.           Approval of Advertising.  Company agrees that no use of Riegger Identification nor any item used in connection with Riegger Identification will be made hereunder unless and until the same has been approved by Riegger, such approval not to be unreasonably withheld.  If any material is disapproved, Company will be advised of the specific grounds thereof. Riegger agrees that any material, advertising or otherwise, submitted for approval as provided herein shall be deemed by Company to have been approved hereunder if the same is not disapproved in writing within seven (7) business days after receipt thereof.  Company agrees to protect, indemnify and save harmless Riegger and Riegger’s authorized representative, or either of them, from and against any and all expenses, damages, claims, suits, actions, judgments and costs whatsoever, arising out of, or in any way connected with, any advertising material disseminated by, or on behalf of, Company.

4.           Compensation.

(a)	In consideration for the rights granted herein, Company agrees to provide Riegger with the following:

i.	10,000 Shares of LBAS restricted stock upon signing of the Agreement. These shares shall be issued within 10 (ten) business days of signing.

(b)
Riegger agrees to participate in sixteen (16) Nationwide Tour events (recognized by the PGA Tour) during each Contract Year.  If, however, due to illness or injury, Riegger is not able to participate in the required sixteen (16) Nationwide Tour events during the Contract Year, the compensation for the Contract Year shall be prorated accordingly.  Prorated compensation will be based on the number of events not played.  For example: eight (8) of sixteen (16) events are played, the Remuneration will be reduced in half.

5.           Right of First Refusal.  If, after September 30, 2009, Riegger receives an offer with regards to any subject matter of this Agreement for the year 2010 (“Outside Offer”), then Riegger shall provide written notice to Company (“Negotiation Notice”) and shall include a description of the product to be endorsed, the party making the Outside Offer or on whose behalf the Outside Offer is made, and all the consideration and material terms and conditions of the proposed Outside Offer.  Company shall have an option for five (5) business days after receipt of a Negotiation Notice to elect to enter into a contract with Riegger on such terms (“Company Exercise Notice”).  If Company makes a Company Exercise notice, Professional shall enter into a contract with Company on such terms within thirty (30) days thereafter.  If Company does not make a Company Exercise Notice, Riegger shall have the right to enter into an agreement with the party making the Outside Offer on the terms specified in the Negotiation Notice.

6.           Ownership of PocketFinder Marks & Creative.  Riegger acknowledges that Company exclusively owns all right, title and interest in and to the Company marks and that Company shall exclusively own all right, title and interest in and to any logos, designs, trademarks, service marks, characters, personas, copyrights, patents, trade secrets or other forms of intellectual property created by Company (and/or its agents) in connection with this contract.   Riegger shall completely cooperate with Company in Company’s efforts to obtain and maintain protection for such right, title and interest including promptly executing any documents as may be required by Company in connection therewith.

7.           Termination.

(a)
Riegger shall have the right to terminate this Contract immediately upon written notice to Company if: (i) A petition in bankruptcy or for reorganization is filed by or against it or if any insolvency proceedings are instituted by or against Company under State or Federal laws; or (ii) Company fails to make payment to Riegger of any sums due under Contract which default is not cured within thirty (30) days of following Company’s receipt of written notice from Riegger of such default; or (iii) Company breaches any other material term of this Contract and fails to cure such breach within (30) days following Company’s receipt of written notice from Riegger of such breach.

(b)
Company shall have the right to terminate this Contract immediately upon written notice to Riegger is (i) the commercial value of the Riegger Endorsement is substantially impaired by Riegger’s commission of any act which shocks or offends the community (including indictment of any crime) or manifests contempt or disregard for diversity, public morals or decency; (ii) Riegger takes any action inconsistent with his recommendation and endorsement of Company and/or disparages the Company brand in any manner whatsoever; (iii) Riegger retires from the Nationwide Tour, voluntarily declines to play (other than as a result of injury, a personal commitment or personal leave for rest or practice) during the Nationwide Tour Season, or ceases (for any reason) to be a professional golfer; (iv) Missing Appearance, or breaches any other material term of this Contract and fails to cure such breach within (30) days following receipt of written notice from Company of such breath.

(c)
Upon termination of this Contract, Riegger shall not be entitled to any further compensation under this Contract except any unpaid annual Compensation to which the Riegger was entitled for services actually completed as of the effective date of termination.  Riegger shall reimburse Company for Compensation, if any, paid prospectively in excess of the amount which Riegger would be entitled to receive if the annual Compensation were prorated over the entire Contract Period, calculated to the effective date of termination.  Any such reimbursement of payment shall be due within thirty (30) days of the effective date of termination.

(d)
Notwithstanding such termination, Riegger’s rights arising out of this Agreement or in connection therewith or existing prior thereto, shall nevertheless continue in full force and effect, including Riegger’s right to sue for damages caused to it by Company’s breach and Riegger’s right to receive all unpaid compensation hereunder.

8.           Authorized Agent.  Riegger hereby designates Gaylord Sports Management., 13845 N. Northsight Blvd., Ste #200 Scottsdale, AZ  85260, Attention:  Peter Webb as his authorized agent for all purposes hereunder.

9.           Reservation of Rights.  All rights not herein specifically granted to Company shall remain the property of Riegger to be used in any manner Riegger deems appropriate.  Company understands that Riegger has reserved the right to authorize others to use Riegger Identification during the Contract Period in connection with all tangible and intangible items and services.

10.         Trademarks.  Company understands that it does not have the right to file, during the Contract Period or thereafter, any application for trademark registration or otherwise obtain or attempt to obtain ownership of any trademark or trade name in any country of the world which consists of the Riegger Identification or any mark, design or logo intended to make reference to Riegger.  In the event that, prior to the commencement of the Contract Period, Company has filed one or more applications for registration of any such trademark, or otherwise has obtained any rights to such trademark, Company agrees to cause such applications and/or trademarks to be assigned and transferred to Riegger.

11.          Independent Contractor.  Riegger shall furnish services pursuant to this Agreement as an independent contractor and not as an employee of Company, and nothing herein shall be construed to constitute Riegger as an employee of Company, it being intended that each party shall be responsible for its or his own actions.  Riegger has no power or authority to act for, represent, or bind Company in any manner and shall not hold himself out as an employee of Company.  Riegger shall not be entitled to any benefits provided by Company to its employees, including, for example, workers’ compensation insurance, vacation or sick pay.  Riegger shall pay (when and as due) any and all taxes incurred as a result of his compensation under this Agreement.  Riegger shall indemnify Company for any claims, losses, costs, fees, liabilities, damages or injuries suffered by Company which arise out of Riegger’s breach of this Section 11.

12.          Indemnity. (a)  Company will indemnify Riegger and his authorized representatives and hold them harmless with respect to any claims, damages, liabilities, costs and expenses, including attorneys’ fees (collectively, “Damages”), with respect to:  (i) all materials prepared by or on behalf of Company hereunder or concerning the advertising, distribution, exploitation or usage of Company’s services; (ii) the production and broadcast of all television and radio commercials in which Riegger may appear or participate; (iii) claims arising from or relating to Company’s services; (iv) any breach or threatened breach by Company of any warranty or other obligation to be performed or any other agreement or representation made by Company herein; (v) any actions or omissions of Company; or (vi) any services of Riegger under this Agreement except to the extent such Damages arise from the negligence or misconduct of Riegger.

(b)
Riegger will defend, indemnify and hold Company and its directors, officers, employees, licensees, agents and assigns harmless from and against any liability, loss, damage or expense (including reasonable attorney fees) to third parties arising out of any breach by Riegger of any of his representations or warranties hereunder or from Riegger negligent or intentional tortuous acts.

13.           Limited Liability.  Notwithstanding anything to the contrary contained herein, in the event Company incurs any expenses, damages or other liabilities (including, without limitation, reasonable attorneys’ fees) in connection herewith, Riegger’s liability shall be limited to proven, direct, actual damages incurred by Company, and Riegger’s maximum liability to Company hereunder will not exceed the remuneration, excluding reimbursement of expenses, actually paid to Riegger by Company hereunder.  In no event will Riegger be responsible for any special, consequential, lost profits, punitive, reliance or other indirect damages, whether or not Riegger has been advised of the possibility of such damages.

14.           Waiver.  The failure of either party at any time or times to demand strict performance by the other of any of the terms, covenants or conditions set forth herein shall not be construed as a continuing waiver or relinquishment thereof and each may at any time demand strict and complete performance by the other of said terms, covenants and conditions.

15.           Severability.  If any provision of this Agreement shall be declared illegal, invalid, void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

16.           Assignment.  This Agreement shall bind and inure to the benefit of Riegger, and the successors and assigns of Riegger.  The rights granted Company hereunder are personal to it, shall be used only by it and shall not without the prior written consent of Riegger be transferred or assigned to any other party.  In the event of the merger or consolidation of Company with any other entity, Riegger shall have the right to terminate the Contract Period by so notifying Company in writing on or before sixty (60) days after Riegger has received notice of such merger or consolidation.  Riegger shall have the right to assign the benefits of this Agreement to a corporation in which Riegger controls a majority of the equity interest provided that no such assignment shall operate to diminish any of Company’s rights hereunder.

17.           Arbitration.  (a)  Except as provided in Paragraph (d) below, the parties to this Agreement agree that any dispute or controversy arising out of or relating to this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding neutral arbitration in accordance with the Commercial Dispute Resolution Rules and the Optional Rules for Emergency Measures of Protection then in effect of the American Arbitration Association (the “Rules”).  The arbitrator may grant injunctions or other relief in such dispute or controversy.  The decision of the arbitrator shall be in writing, and shall be final, conclusive, and binding on the parties of the arbitration.  Judgment may be entered on the arbitrator’s decision in any court of competent jurisdiction.

(b)	The parties understand and agree that by consenting to the arbitration provisions of this Agreement, they are waiving their right to a jury trial.

(b)
The arbitrator(s) shall apply Arizona law to the merits of any dispute or claim, without reference to rules of conflict of law.  The arbitration proceedings shall be governed by the Rules, as modified herein, without reference to state arbitration law.  Each party shall also be entitled to pursue all remedies, damages or claims that would be available if the case had been litigated in the judicial forum having jurisdiction over it.

(c)
The arbitration and all related proceedings shall take place in Maricopa County, Arizona and the parties consent to the exclusive jurisdiction venue of the state and federal courts located in Maricopa County, Arizona for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

(d)
Any arbitration proceedings conducted under the terms of this Section will be confidential.  All documents, testimony and records shall be received, heard and maintained by the arbitrator(s) in confidence and under seal, and shall be available for inspection only by the arbitrator(s), the parties and their respective attorneys and their respective experts, who shall agree in advance and in writing to receive and maintain all such information in confidence.  The arbitrator may award the prevailing party his or her expenses and fees of arbitration, including reasonable attorneys fees and witness fees, as permitted by law.

18.           No Post-Termination Usage.  From and after the termination of this Agreement all of the rights of Company to use the Riegger Identification shall cease absolutely and Company shall not thereafter use or refer to Riegger Identification in advertising or promotion in any manner whatsoever, it being understood by Company that Riegger Identification may be used at any time by others in connection with the advertisement and promotion of competitive Products after the termination of this Agreement.  It is further agreed that following termination of this Agreement, Company shall not advertise, promote, distribute or sell any item whatsoever in connection with the use of any name, figure, design, logo, trademark or trade name similar to or suggestive of Riegger Identification.  Notwithstanding the language contained in this Section, Company shall have the right to leave on its website and/or marketing materials, any press releases and/or articles regarding the endorsement with Riegger, any pictures or likenesses with Riegger that originated during the Contract Period or any other matter concerning Riegger that originated during the Contract Period.

19.           Notices.  Any notice of breach or default shall be in writing and deemed given if sent postage prepaid via register or certified mail, by verifiable facsimile transmission or hand delivery, or by express courier with confirmed delivery, to the address set forth below (unless written notice of a change of address has been provided) and shall be deemed to have been given at the time it is sent properly addressed and posted.

TO RIEGGER:	John Riegger
C/o Gaylord Sports Management
Attn: Peter Webb
13845 N. Northsight Blvd.
Suite #200
Scottsdale, AZ 85260

TO COMPANY:	Location Based Technologies, Inc.
Attn: Joseph Scalisi
4999 E. La Palma Ave.
Anaheim, CA 92807

20.           Significance of Headings.  Section headings contained herein are solely for the purpose of aiding in speedy location of subject matter and are not in any sense to be given weight in the construction of this Agreement.  Accordingly, in case of any question with respect to the construction of this Agreement, it is to be construed as though such section headings had been omitted.

21.           Governing Law.  This Agreement shall be governed and construed according to the laws of the State of Arizona, without giving effect to the principles of conflicts of laws thereof.

22.           Entire Agreement.  This writing constitutes the entire agreement between the parties hereto and may not be changed or modified except by a writing signed by the party or parties to be charged thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Location Based Tech, Inc	RIEGGER

/s/ Joseph Scalisi	/s/ John Riegger
Joseph Scalisi	John Riegger